As filed with the Securities             Registration No. 33-
and Exchange Commission on
December 2, 1994


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                    GEORGIA GULF CORPORATION
       (Exact name of issuer as specified in its charter)

  DELAWARE                                       58-1563799
(State or other jurisdiction of   (I.R.S. Employer Identification No.)
incorporation or organization)

             400 Perimeter Center Terrace, Suite 595
                     Atlanta, Georgia  30346
             (Address of principal executive office)


                    GEORGIA GULF CORPORATION
                1995 EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the plan)


                         JERRY R. SATRUM
             400 Perimeter Center Terrace, Suite 595
                     Atlanta, Georgia  30346
                          404/395-4500
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         With a copy to:
                      Lisa A. Stater, Esq.
                   Jones, Day, Reavis & Pogue
                   3500 One Peachtree Center,
                   303 Peachtree Street, N.E.
                  Atlanta, Georgia  30308-3242


                                CALCULATION OF REGISTRATION  FEE

                                       Proposed maximum  Proposed maximum
Title of Securities   Amount to be     offering price    aggregate           Amount of
to be registered      registered       per share(1)      offering price(1)   registration fee


Common Stock, $.01      250,000             $31.56          $7,890,000          $2,721.00
  par value             shares


                      (1) Calculated pursuant to Rule 457(h)(1) on the basis of $31.56 per share (representing 85% of the market price on the offering date), which is the maximum price at which shares of Common Stock may be purchased under the Georgia Gulf Corporation 1995
Employee Stock Purchase Plan (the "Plan"), multiplied by 250,000, the maximum number of shares that may be purchased pursuant to the Plan.

                          EXPLANATORY NOTE

    In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of the Common Stock of Georgia Gulf Corporation (the "Company") under the Georgia Gulf
Corporation 1995 Employee Stock Purchase Plan (the "Plan").

                     GEORGIA GULF CORPORATION

                 REGISTRATION STATEMENT ON FORM S-8

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Company hereby incorporates by reference into this Registration Statement the following documents:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

    (b) All other reports filed with the Commission pursuant to
        Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1993.

    (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A declared effective by the Commission on May 15, 1990, as amended, and the description of the related Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 11, 1990, as amended.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

    Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article VIII of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law (the "GCL"), a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit.

    The Company's Bylaws (Article XIII) provide that the Company shall indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a Director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    With respect to indemnification of officers and directors, Section 145 of the GCL provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. Under this provision of the GCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the GCL provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect or any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

    Section 145(g) of the GCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of
Section 145.

    The Company maintains several directors and officers liability policies which, subject to the terms and exclusions of the policies, cover any claim or claims made during the period the policies are in force, against all persons who were, now are or shall be duly elected directors or officers of the Company for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such persons insured while acting in their individual or collective capacities, on any matter, not excluded by the terms and conditions of the policies, claimed against them solely by reason of their being directors or officers of the Company. The limit of liability under the policies is $50 million per policy year.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Inapplicable.

ITEM 8.  EXHIBITS.

Exhibit No.     Description

    5 Opinion of Jones, Day, Reavis & Pogue as to the legality of the securities being registered.

    23.1    Consent of Arthur Andersen LLP.

    23.2 Consent of Jones, Day, Reavis & Pogue (included in the opinion filed as Exhibit 5 to the Registration Statement).

    24      Power of Attorney (included as part of signature page).

ITEM 9.UNDERTAKINGS.

        (a) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c)     The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 30th day of November, 1994.


                        GEORGIA GULF CORPORATION



                        By: /s/ Jerry R. Satrum
                            Jerry R. Satrum
                            President and Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 30th day of November, 1994. Each person whose signature appears below constitutes and appoints Jerry R. Satrum and Richard B. Marchese, jointly and severally, his true and lawful attorneys-in-fact each, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



   Signature                         Title


/s/ Jerry R. Satrum                 President, Chief Executive Officer
Jerry R. Satrum                     and Director
                                    (Principal Executive Officer)


/s/ Richard B. Marchese             Vice President-Finance, Chief
Richard B. Marchese                 Financial Officer and Treasurer
                                    (Principal Financial and
                                        Accounting Officer)


/s/ James R. Kuse                   Chairman and Director
James R. Kuse

/s/ John D. Bryan                   Director
John D. Bryan


/s/ Dennis M. Chorba
Dennis M. Chorba                    Director


/s/ Alfred C. Eckert III            Director
Alfred C. Eckert III


/s/ Robert E. Flowerree             Director
Robert E. Flowerree


/s/ Holcombe T. Green, Jr.          Director
Holcombe T. Green, Jr.


/s/ Edward S. Smith                 Director
Edward S. Smith

                           EXHIBIT INDEX



                                                          Sequentially
Exhibit No.                    Description                  Numbered
                                                              Page


    5      Opinion of Jones, Day, Reavis & Pogue

    23.1   Consent of Arthur Andersen LLP

    23.2   Consent of Jones, Day, Reavis & Pogue
           (contained in Exhibit 5)

    24     Power of Attorney (included as part of
           signature page)

                                                           EXHIBIT 5





                          December 1, 1994


Georgia Gulf Corporation
400 Perimeter Center Terrace
Suite 595
Atlanta, Georgia  30346

Gentlemen:

    We have served as counsel to Georgia Gulf Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"), of a proposed offering of up to 250,000 shares (the "Shares") of the Company's Common Stock, $.01 par value, issuable pursuant to the Company's 1995 Employee Stock Purchase Plan (the "Plan").

    We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Common Stock as we have deemed necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

    (1) the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware; and

    (2) the Shares have been duly authorized and, when transferred or issued as contemplated by the Plan, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                              Very truly yours,



                                         JONES, DAY, REAVIS & POGUE

                                             EXHIBIT 23.1









              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 15, 1994 incorporated by reference in Georgia Gulf Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and to all references to our firm included in this registration statement.





                                              Arthur Andersen LLP



Atlanta, Georgia
November 30, 1994